Exhibit 10.2
Execution Copy
Intellectual Property License Agreement
     This Intellectual Property License Agreement (this “Agreement”) is made and entered into this 6 day of October, 2004, by and between MagnaChip Semiconductor, Ltd., a company organized and existing under the Laws of the Republic of Korea (“Korea”), with offices at 1, Hyangjeong-dong, Heungduk-gu, Cheongju-si, Chungcheongbuk-do, Korea (“Purchaser”), and Hynix Semiconductor Inc., a corporation organized under the Laws of Korea, with offices at San 136-1, Ami-Ri, Bubal-Eub, Ichon-Si. Kyoungki-Do, Korea (“Hynix”). Either Purchaser or Hynix may be referred to herein as a “Party” or together as the “Parties,” as the case may require.
RECITALS
     WHEREAS, Purchaser and Hynix have entered into a certain Business Transfer Agreement, dated as of June 12, 2004, as amended (the “Business Transfer Agreement”) pursuant to which Purchaser will acquire all of the Acquired Assets and assume all of the Assumed Liabilities upon the terms and conditions set forth in the Business Transfer Agreement;
     WHEREAS, the Parties wish to license to each other certain Intellectual Property in accordance with the terms and conditions contained in this Agreement; and
     WHEREAS, the execution and delivery of this Agreement is required by the Business Transfer Agreement and is a condition to closing of the transactions contemplated thereunder.
     NOW, THEREFORE, in consideration of the promises and the mutual covenants and undertakings contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound hereby, do agree as follows:
1.	DEFINITIONS
     Capitalized terms used herein shall have the meanings ascribed to such terms in the Business Transfer Agreement unless otherwise defined herein or as set forth below.
1.1.	“Confidential Information” means (i) all information and proprietary materials of Hynix which is not publicly known and is in the possession of, or disclosed by Hynix to, Purchaser or a representative of Purchaser and relating to Hynix’s business (after giving effect to the transactions contemplated by the Business Transfer Agreement), including but not limited to Hynix’s Intellectual Property and proprietary business information and (ii) all information and proprietary materials of Purchaser (after giving effect to the transactions contemplated by the Business Transfer Agreement) which is not publicly known and is in the possession of, or disclosed by Purchaser to, Hynix or a representative of Hynix and relating to Purchaser’s business, including but not limited to Purchaser’s Intellectual Property and proprietary business information.

1.2.	“Hynix Licensed Intellectual Property” means any Intellectual Property (other than Purchaser Licensed Intellectual Property (as defined below)) of Hynix and/or any Subsidiaries of Hynix, as such Intellectual Property existed as of the Closing Date; provided however that Hynix shall have the right to delete, from time to time, from the definition of Hynix Licensed Intellectual Property, any Patents (as defined below) which Hynix chooses in its sole discretion to abandon. In the case that Hynix abandons any Patent(s) as permitted pursuant to the foregoing sentence, notwithstanding any other provision to the contrary, the license granted under this Agreement for such Patent shall immediately terminate.
1.3.	“Intellectual Property” means patents, patent applications, utility models, utility model applications and industrial design registrations and applications, together with any continuations, continuations-in-part or divisional applications thereof, and all patents issued or issuing thereon and unfiled invention disclosures (the “Patents”), as well as other technology, know-how, trade secrets, processes, formulae, technical information, designs, data, documentation, drawings, plans, specifications, formulations, methods, procedures and reports, and other general and specific knowledge, experience, techniques and information, in written or machine-readable form and otherwise (collectively, the “Know-How”), the mask work rights/chip layout (regardless of registration) (“Mask Works”), and software and copyrights (including without limitation computer programs and computer program registrations and applications) (“Copyrights”), but expressly excluding for purposes of this definition, trademarks, service marks, trade names, logotypes, slogans, and trade dress associated therewith and/or product or part identification codes (“Trademarks”) and applications for Trademarks.

1.4.	“Purchaser ‘022 Patents’” means U.S. Patent No. 5,438,022 and its foreign counterparts that are part of the Acquired Assets which have been transferred to Purchaser under the Business Transfer Agreement.

1.5.	“Purchaser Licensed Intellectual Property” means those of the Acquired Assets which are Intellectual Property, as such Intellectual Property existed as of the Closing Date; provided however that Purchaser shall have the right to delete, from time to time, from the definition of Purchaser Licensed Intellectual Property, any Patents which Purchaser chooses in its sole discretion to abandon. In the case that Purchaser abandons any Patent(s) as permitted pursuant to the foregoing sentence, notwithstanding any other provisions to the contrary, the license granted under this Agreement for such Patent shall immediately terminate.
2.	LICENSE GRANT TO PURCHASER
2.1.	LICENSED INTELLECTUAL PROPERTY
(a)	As of the Closing Date and subject to the terms and conditions of this Agreement, Hynix hereby grants to Purchaser and its Subsidiaries a perpetual, worldwide, paid-up, royalty-free, non-exclusive, non-transferable (except as permitted under Section 7.13 of this Agreement) right and personal license under and to the Hynix Licensed Intellectual Property to (i) with respect to the Hynix Licensed Intellectual Property which are Patents related or directed to semiconductor products or their method of manufacture (“Product Patents”), design, develop, manufacture, have manufactured, make, have made, use, lease, offer for sale, sell, export and import, package, modify or otherwise dispose of (A) any semiconductor product(s) other than Memory Products, and/or (B) Memory Products which Purchaser manufactures for Hynix and/or any Subsidiary(ies) of Hynix, (ii) copy, have copied, use or have used any other manufacturing technology included in the Hynix Licensed Intellectual Property to design, develop, manufacture, have manufactured, make or have made, package or modify (A) any semiconductor product(s) other than Memory Products, and/or (B) Memory Products which Purchaser manufactures for Hynix and/or any Subsidiary(ies) of Hynix; and (iii) with respect to Hynix Licensed Intellectual Property which are not Products Patents or other manufacturing technology, to copy and use such Hynix Licensed Intellectual Property, and to create derivative works thereof and copy and use such derivative works, in the conduct of its business; provided, however, that with respect to softwares which are Hynix Licensed Intellectual Property, the license granted hereunder shall be limited to such softwares existing as of the Closing Date and which are used or have been used in the Business on or prior to the Closing Date. For the avoidance of doubt and without limiting the foregoing sentence, the Parties agree that the license granted hereunder shall include the following softwares: ADMS, IP Web, Legal System and EGGS (Employee/Officer General Supporting System). In addition, for the avoidance of doubt, and notwithstanding the foregoing or any other provision to the contrary, Purchaser shall have the right to create any improvements, developments, enhancements, modifications, and/or derivative works to the Hynix Licensed Intellectual Property.

(b)	Notwithstanding the foregoing or any other provision of this Agreement to the contrary, nothing in this Section 2.1 shall be interpreted to allow Purchaser or any Subsidiary of Purchaser to, directly or indirectly, take any action that would violate the covenant not to compete in Section 6.4 of the Business Transfer Agreement.
2.2.	SOFTWARE

As of the Closing Date and subject to the terms and conditions of this Agreement, Hynix hereby agrees to transfer to Purchaser, with respect to each commercial and custom software application, (a) with respect to the software applications on Schedule 2.2, that number of software licenses (that is, individual installations or usage rights) as is listed on Schedule 2.2 and (b) with respect to all other software applications, a number of software licenses equal to the number used by the Business as of the Closing Date; provided, however, that the on-going costs and expenses related to such software applications accrued after the Closing Date will be borne solely by Purchaser.

2.3.	HYNIX REGISTERED USER REQUIREMENTS

Hynix may, on behalf of both Parties and at its expense, take such action, in its sole discretion, that it deems necessary or desirable with respect to compliance with registered user or similar filing requirements of, or to otherwise cause the license granted by Hynix under this Agreement to be registered with, the appropriate authorities of the government of any jurisdiction. In addition, Hynix shall, on behalf of both Parties, take such other requested action with respect to compliance with registered user or similar filing requirements of, or to otherwise cause the license granted by Hynix under this Agreement to be registered with, the appropriate authorities of the government of any jurisdiction upon, the reasonable request of Purchaser and at Purchaser’s expense.

2.4.	HYNIX OBLIGATIONS REGARDING PROSECUTION AND MAINTENANCE OF PATENTS AND ABANDONMENT

Hynix shall have no obligation to Purchaser with respect to the prosecution or injunction of any infringement, violation, misappropriation and/or interference by third parties with respect to the Hynix Licensed Intellectual Property or any associated intellectual property rights. For Patents that are abandoned as permitted in Section 1.2, Hynix shall have no further obligation to Purchaser with respect to such Patents after the abandonment of such Patents.
3.	LICENSE GRANT TO HYNIX
3.1.	LICENSE GRANT
(a)	As of the Closing Date and subject to the terms and conditions of this Agreement, Purchaser hereby grants to Hynix and its Subsidiaries a perpetual, worldwide, paid-up, royalty-free, non-exclusive, non-transferable (except as permitted under Section 7.13 of this Agreement) right and personal license under and to the Purchaser Licensed Intellectual Property to (i) with respect to the Purchaser Licensed Intellectual Property which are Product Patents, design, develop, manufacture, have manufactured, make, have made, use, lease, offer for sale, sell, export and import, package, modify or otherwise dispose of any semiconductor product(s), (ii) copy, have copied, use or have used any other manufacturing technology included in the Purchaser Licensed Intellectual Property to design, develop, manufacture, have manufactured, make or have made, package or modify any semiconductor product(s), and (iii) with respect to Purchaser Licensed Intellectual Property which are not Product Patents or other manufacturing technology; to copy and use such Purchaser Licensed Intellectual Property, and to create derivative works thereof and copy and use such derivative works, in the conduct of its business. For the avoidance of doubt, and notwithstanding the foregoing or any other provision to the contrary, Hynix shall have the right to create any improvements, developments, enhancements, modifications, and/or derivative works to the Purchaser Licensed Intellectual Property.

(b)	Notwithstanding the foregoing, nothing in this Agreement shall be interpreted to allow Hynix and/or any Hynix Subsidiary(ies) to directly or indirectly, take any action that would violate the covenant not to compete in Section 6.4 of the Business Transfer Agreement.

(c)	Purchaser agrees that its and its Subsidiaries’ rights to the Purchaser ‘022 Patents’ will be subject to all licenses Hynix has granted to third parties which were in effect as of June 12, 2004. In addition, in connection with claims against Hynix with respect to the infringement, violation or misappropriation of and/or interference with the intellectual property rights of a third party, Hynix shall have the right to sub-license to such third party its rights with respect to the Purchaser ‘022 Patents’ under this Agreement.
3.2.	PURCHASER REGISTERED USER REQUIREMENTS

Purchaser may, on behalf of both Parties and at its expense, take such action, in its sole discretion, that it deems necessary or desirable with respect to compliance with registered user or similar filing requirements of, or to otherwise cause the license granted by Purchaser under this Agreement to be registered with, the appropriate authorities of the government of any jurisdiction. In addition, Purchaser shall, on behalf of both Parties, take such other requested action with respect to compliance with registered user or similar filing requirements of, or to otherwise cause the license granted by Purchaser under this Agreement to be registered with, the appropriate authorities of the government of any jurisdiction, upon the reasonable request of Hynix and at Hynix’s expense.

3.3.	PURCHASER OBLIGATIONS REGARDING PROSECUTION AND MAINTENANCE OF PATENTS

Purchaser shall have no obligation to Seller with respect to the prosecution or injunction of any infringement, violation, misappropriation and/or interference by third parties with respect to the Purchaser Licensed Intellectual Property or any associated intellectual property rights. For Patents that are abandoned as permitted in Section 1.5, Purchaser shall have no further obligation to Hynix with respect to such Patents after the abandonment of such Patents.
4.	RIGHT TO SUBLICENSE; NO IMPLIED LICENSES; INTELLECTUAL PROPERTY RIGHTS NOTICES
4.1.	Notwithstanding any provision to the contrary, subject to Section 6.4 of the Business Transfer Agreement, each Party shall have the right to sublicense the license rights granted to it under this Agreement, for the sole purpose of having, in the case of Hynix, its Subsidiaries, or its agents and contractors, exercise its rights hereunder solely on its behalf to make, manufacture, design, develop or package any semiconductor products for Hynix; or in the case of Purchaser, Warrant Issuer’s Subsidiaries, or its agents and contractors exercise its rights hereunder solely on its behalf to make, manufacture, design, develop or package any semiconductor products (other than Memory Products) for Purchaser or any

Memory Products for Hynix and/or any Subsidiary(ies) of Hynix. Notwithstanding the forgoing, neither Party shall sublicense the license rights granted to it under this Agreement to any direct or indirect Subsidiary of Warrant Issuer or Hynix, as the case may be, which at the time such Subsidiary became a direct or indirect Subsidiary of Warrant Issuer or Hynix, as the case may be, was actively operating a technology business (including a semiconductor business). In no event shall Hynix’s Subsidiaries, or its agents and/or contractors, or the Warrant Issuer’s Subsidiaries, or Purchaser’s agents and/or contractors, make, manufacture, design, develop or package any products under this sublicense for, and/or sell any products made under this sublicense to, any party other than Hynix and/or any Subsidiary of Hynix or Purchaser and/or any Subsidiary(ies) of the Warrant Issuer, as the case may be.

4.2.	NO IMPLIED LICENSE

Except for the licenses expressly granted in this Agreement, neither Party grants to the other Party by implication, estoppel or otherwise any license or other right to any of its Intellectual Property. In addition, neither Party grants any license, release or other right expressly, by implication, by estoppel or otherwise to any third party.

4.3.	INTELLECTUAL PROPERTY RIGHTS NOTICES

Each Party agrees that, unless otherwise agreed by the Parties in writing, it will not obfuscate, remove or alter any of the trademarks, trade names, logos, patent, mask work or copyright notices, confidential or other proprietary legends or notices on or in the materials to which it is granted a license, and all such markings shall be included in all copies made by such Party of any portion of the materials to which it is granted a license hereunder.
5.	CONFIDENTIALITY

Each Party shall protect the other’s Confidential Information from unauthorized dissemination and use with the same degree of care that such Party uses to protect its own like information, but not less than reasonable care. Neither Party will use the other’s Confidential Information except as permitted by the licenses hereunder or for purposes other than those necessary to directly further the purposes of this Agreement. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, each Party shall only have the right to sublicense the Intellectual Property to which it is granted a license hereunder, subject to Section 4.1 and pursuant to the following: (i) with respect to a sublicense to a Subsidiary, to a Subsidiary which, prior to accessing any of the licensed Intellectual Property, is legally bound to the terms of an appropriate confidentiality agreement containing limitations no less restrictive than those set forth in Sections 2.1 and/or 3.1, as applicable, 4.3 and 5 of this Agreement and otherwise adequately protects the intellectual property rights of licensor in the Intellectual Property and who uses the Intellectual Property solely in accordance with the terms and conditions of this Agreement; and/or (ii) with respect to any third party agent and/or contractor, to a third party agent and/or contractor with a need to know who is hired by the party to whom a license to the applicable Intellectual Property has been granted hereunder, who uses the applicable Intellectual Property solely for the benefit of the applicable licensee hereunder, and who, prior to accessing any of the licensed Intellectual Property, has signed an appropriate confidentiality agreement, which agreement contains provisions no less restrictive than those set forth in Sections 2.1 and/or 3.1, as applicable, 4.3 and 5 of this Agreement and otherwise adequately protects the intellectual property rights of licensor in the Intellectual Property and who uses the Intellectual Property solely in accordance with the terms and conditions of this Agreement. Except as permitted by the licenses hereunder or as required by law or order of any governmental authority (provided that such disclosure will be done under reasonable steps to protect confidentiality, such as a protective order), neither Party will disclose to any third parties the other’s Confidential Information without the prior written consent of the other Party. Except as expressly provided in this Agreement, no ownership or license right is granted in any Confidential Information. The Parties’ obligations of confidentiality under this Agreement shall not be construed to limit either Party’s right to independently develop or acquire products without use of, or reference to, the other Party’s Confidential Information. The confidentiality obligations of the Parties under this Agreement shall terminate with respect to any specific Confidential Information five (5) years from the date of receipt thereof.

Each Party agrees not to disclose the content or nature of this Agreement to any third party without the prior written consent of the other Party; provided, however, that this obligation shall not apply to a Party (i) to the extent such Party is required by law or order of any governmental authority (provided that such Party takes reasonable steps to protect the confidentiality of such information, such as a protective order) to disclose this Agreement, but only to the extent necessary to comply with such law or order; (ii) to the extent necessary for such Party to enforce or exercise its rights under this Agreement, (iii) to the extent reasonably necessary and on a confidential basis, to its accountants, attorneys, financial advisers and potential investors in or acquirers of such Party or (iv) with respect to such Party’s disclosure and public filing of this Agreement (and its terms and conditions) in connection with a public offering of securities by such Party or its Affiliates.

6.	DISCLAIMERS

EXCEPT AS EXPRESSLY PROVIDED IN THE BUSINESS TRANSFER AGREEMENT, THE HYNIX LICENSED INTELLECTUAL PROPERTY IS PROVIDED “AS IS” WITHOUT ANY REPRESENTATION OR WARRANTY AND HYNIX MAKES NO, AND EXPRESSLY DISCLAIMS ANY AND ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED OR STATUTORY, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT. EXCEPT AS EXPRESSLY PROVIDED IN THE BUSINESS TRANSFER AGREEMENT, THE PURCHASER LICENSED INTELLECTUAL PROPERTY IS PROVIDED “AS IS” WITHOUT ANY REPRESENTATION OR

WARRANTY AND PURCHASER MAKES NO, AND EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED OR STATUTORY, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT.

7.	GENERAL
7.1.	TERM AND TERMINATION

The term of this Agreement shall become effective as of the Closing Date and shall continue to be effective until terminated by mutual agreement of the Parties, provided that this Agreement and all licenses hereunder may be earlier terminated by either Party if the other Party materially breaches any of the terms and conditions of this Agreement and fails to remedy such breach within 60 days after written notice thereof.

7.2.	RELATIONSHIP OF THE PARTIES

This Agreement does not create a fiduciary or agency relationship between Hynix and Purchaser, each of which shall be and at all times remain independent companies for all purposes hereunder. Nothing in this Agreement is intended to make either Party a general or special agent, joint venturer, partner or employee of the other for any purpose.

7.3.	COUNTERPARTS

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

7.4.	GOVERNING LAW; CONSENT TO JURISDICTION

This Agreement shall be governed by and construed in accordance with the Laws of the Korea without giving effect to the rules of conflict of laws of the Korea that would require application of any other Law. Purchaser and Hynix each consent to and hereby submit to the non-exclusive jurisdiction of the Seoul Central District Court located in the Korea in connection with any action, suit or proceeding arising out of or relating to this Agreement, and each of the Parties irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

7.5.	ENTIRE AGREEMENT

This Agreement and the Business Transfer Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof, and supersede any prior agreements, understandings or other communications, written or oral, between the Parties with respect to the subject matter hereof, and there are no agreements, understandings, representations or warranties between the Parties with respect to the subject matter hereof other than those set forth herein or the Business Transfer Agreement.

7.6.	NO THIRD-PARTY BENEFICIARIES

Nothing in this Agreement, express or implied, is intended to or shall confer on any Person other than the Parties and their respective successors or permitted assigns any rights (including third party beneficiary rights), remedies, obligations or liabilities under or by reason of this Agreement. This Agreement shall not provide third parties with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to the terms of this Agreement.

7.7.	INTERPRETATION; ABSENCE OF PRESUMPTION
(a)	For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section and paragraph references are to the Articles, Sections and paragraphs to this Agreement unless otherwise specified, (iii) the word “including” and words of similar import when used in this Agreement means “including, without limitation,” unless the context otherwise requires or unless otherwise specified, (iv) the word “or” shall not be exclusive, (v) provisions shall apply, when appropriate, to successive events and transactions, and (vi) all references to any period of days shall be deemed to be to the relevant number of calendar days.

(b)	This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.
7.8.	FORCE MAJEURE

A Party shall not be liable for a failure or delay in the performance of any of its obligations under this Agreement where such failure or delay is the result of conditions beyond the control of said Party, such as fire, flood, or other natural disaster, act of God, war, embargo, riot, labor dispute, or the intervention of any government authority, providing that the Party failing in or delaying its performance immediately notifies the other Party of its inability to perform and states the reason for such inability.

7.9.	PUBLICITY

Neither Party shall, without the approval of the other Party, make any press release or other public announcement concerning the terms of the transactions contemplated by this Agreement, except as allowed under Section 5.

7.10.	FURTHER ASSURANCES

Each Party shall cooperate and take such action as may be reasonably requested by the other Party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

7.11.	EXPORT CONTROL

The Parties shall comply with any and all export regulations and rules now in effect or as may be issued from time to time by the Office of Export Administration of the United States Department of Commerce, Korean governmental authority, or any other governmental authority which has jurisdiction relating to the export of technology.

7.12.	NOTICES

Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted to be given to any Party hereunder shall be in writing and shall be deemed duly given only upon delivery to the Party personally (including by reputable overnight courier service), when telecopied (with confirmation of transmission having been received) during normal business hours or three days after being mailed by registered or certified mail (return receipt requested), with postage and registration or certification fees thereon prepaid, addressed to the Party at its address set forth below (or at such other address for a Party as shall be specified by such Party by like notice):
If to Purchaser:
MagnaChip Semiconductor, Ltd.
Hyangjeong-dong
Heungduk-gu
Cheongju City
Chung Cheong Bok-do
Korea
Fax: +82-43-270-2134
Attention: Dr. Youm Huh

with a copy to:
Dechert LLP
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, PA 19103
Fax: 215-994-2222
Attention: Geraldine A. Sinatra, Esq.
and
Dechert LLP
30 Rockefeller Plaza
New York, NY 10112
Fax: (212) 698-3599
Attention: Sang H. Park, Esq.
If to Hynix:
Hynix Semiconductor Inc.
Hynix Youngdong Bldg 891
Daechi-dong
Kangnam-gu, Seoul 135-738
Korea
Fax: 82-2-3459-3555
Attention: Mr. Dong Soo Chung
with a copy to:
Bae, Kim & Lee
647-15 Yoksam-dong
Kangnam-gu, Seoul 135-738
Korea
Fax: +82 2 3404 0803
Attention: Gun Chul Do, Esq.
with a copy to:
Sullivan & Cromwell LLP
1888 Century Park East
Los Angeles, CA 90067
Fax: (310) 712-8800
Attention: Alison S. Ressler, Esq.

7.13.	ASSIGNMENT

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided, however, that no Party may assign its rights or delegate its obligations under this Agreement (including by operation of law and provided that a change in control with respect to Hynix or Purchaser shall be deemed an assignment for purposes of this Agreement) without the express prior written consent of each other Party, except that (i) Purchaser may assign its rights hereunder as collateral security to any entity providing financing of indebtedness for borrowed money to Purchaser and/or any of its Subsidiaries and any such financial institutions may assign such rights in connection with a sale of Purchaser, (ii) Hynix and Purchaser each may, upon written notice to the other party (but without the obligation to obtain the consent of such other party), assign this Agreement or any of its rights and obligations under this Agreement to any person, entity or organization that acquires all or substantially all of its assets and liabilities or all or substantially all of the assets and liabilities of the portion of the Party’s business to which the subject of this Agreement relates or of a division of such Party as a result of a change in control (provided that upon any such assignment or change in control the applicable license granted hereunder shall not extend to the business or products of the assignee or acquiring entity as conducted as of the date of such assignment or acquisition), if such person or entity agrees in writing to assume and be bound by all of the relevant obligations of such party under this Agreement; and (iii) Purchaser may, upon written notice to Hynix (but without the obligation to obtain the consent of Hynix), assign this Agreement or any of its rights and obligations under this Agreement to one or more direct or indirect Subsidiaries of Warrant Issuer, provided that at the time such Subsidiary became a direct or indirect Subsidiary of Warrant Issuer it was not actively operating a technology business (including a semiconductor business).

7.14.	HEADINGS; DEFINITIONS

The section and article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

7.15.	AMENDMENT

This Agreement may not be amended, modified, superseded, canceled, renewed or extended except by a written instrument signed by the Party to be charged therewith.

7.16.	WAIVER; EFFECT OF WAIVER

No provision of this Agreement may be waived except by a written instrument signed by the Party waiving compliance. No waiver by any Party of any of the requirements hereof or of any of such Party’s rights hereunder shall release the other Parties from full performance of their remaining obligations stated herein. No failure to exercise or delay in exercising on the part of any Party hereto any right, power or privilege of such Party shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege by such Party.

7.17.	SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF

The Parties each acknowledge that, in view of the uniqueness of the subject matter hereof, the Parties would not have an adequate remedy at law for money damages in the event that this Agreement were not performed in accordance with its terms, and therefore agree that the Parties shall have the right to a claim for injunctive relief and be entitled to specific enforcement of the terms hereof in addition to any other remedy to which the Parties may be entitled at law or in equity.

7.18.	SURVIVAL

The respective rights and obligations of the Parties under Sections 5, 6, 7, and other Sections which by their nature are intended to extend beyond termination, shall survive the termination of this Agreement.
[SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed on their behalf as of the date first written above.

HYNIX SEMICONDUCTOR INC.

By	/s/ [ILLEGIBLE]

Name:
Title:

MAGNACHIP SEMICONDUCTOR, LTD.

By	/s/ [ILLEGIBLE]

Name:
Title: